UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 29, 2019 (November 27, 2019)

AECOM

(Exact name of Registrant as specified in its charter)

Delaware	0-52423	61-1088522
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1999 Avenue of the Stars, Suite 2600

Los Angeles, California 90067

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code  (213) 593-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	ACM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 27, 2019, AECOM (the “Company”) and Carla J. Christofferson mutually agreed that Ms. Christofferson will resign from her position as Executive Vice President and Chief Legal Officer of the Company effective immediately. In connection therewith, the Company and Ms. Christofferson entered into a separation and release agreement (the “Separation Agreement”) that provides that Ms. Christofferson will continue as a non-executive employee of the Company through December 16, 2019, during which period she will receive her annual base salary, benefits and the 2019 annual cash incentive award as determined by the Compensation Committee of the Board of Directors of the Company under the applicable Company plan, and the equity awards granted to her in December of 2016 will vest in the ordinary course on December 15, 2019. Pursuant to the terms of the Separation Agreement, Ms. Christofferson will also receive (i) a cash severance payment equal to her annual base salary, (ii) a monthly COBRA premium payment for up to twelve months following her separation date and (iii) 41,342 shares of the Company’s common stock in respect of certain unvested Company equity awards. The Separation Agreement also includes a general release of claims in favor of the Company, a confidentiality provision and a mutual non-disparagement covenant.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

AECOM

Dated: November 29, 2019	By:	/s/ David Y. Gan
David Y. Gan
Senior Vice President, Deputy General Counsel